                     20TH CENTURY INDUSTRIES AND SUBSIDIARIES

EXHIBIT 11:    COMPUTATION OF EARNINGS PER COMMON SHARE


                               THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                               ---------------------------    -------------------------
                                   1997           1996           1997           1996
                               -------------  ------------    -----------    ----------
                                     (AMOUNTS  IN THOUSANDS, EXCEPT PER SHARE DATA)
Primary:

Average shares outstanding        51,547         51,460         51,538         51,459

Net effect of dilutive stock
   warrants and options based
   on the modified treasury
   stock method using average
   market price                    8,511          7,025          8,143          7,493
                                 -------       --------       --------       --------
Totals                            60,058         58,485         59,681         58,952
                                 -------       --------       --------       --------
                                 -------       --------       --------       --------

Net income                       $31,507        $31,928       $ 58,379       $ 57,511
Dividends on preferred stock      (5,061)        (5,061)       (10,122)       (10,122)
                                 -------       --------       --------       --------
Net income applicable
   to common stock               $26,446        $26,867       $ 48,257       $ 47,389
                                 -------       --------       --------       --------
                                 -------       --------       --------       --------
Earnings per common share        $  0.44        $  0.46       $   0.81       $   0.80
                                 -------       --------       --------       --------
                                 -------       --------       --------       --------


                      20TH CENTURY INDUSTRIES AND SUBSIDIARIES

                               THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                               ---------------------------    -------------------------
                                   1997           1996           1997           1996
                               -------------  ------------    -----------    ----------
                                     (AMOUNTS  IN THOUSANDS, EXCEPT PER SHARE DATA)
Fully diluted:

Average shares outstanding        51,547         51,460         51,538         51,459

Net effect of dilutive stock
   warrants and options based
   on the modified treasury
   stock method using average
   market price                    9,054          7,289          8,951          7,493

Assuming conversion
   of convertible
   preferred stock                19,855         19,855         19,855         19,855
                                 -------       --------       --------       --------
Totals                            80,456         78,604         80,344         78,807
                                 -------       --------       --------       --------
                                 -------       --------       --------       --------

Net income                       $31,507        $31,928       $ 58,379       $ 57,511
Net interest expense reduction         -              -              -              -
                                 -------       --------       --------       --------
Net income applicable
   to common stock               $31,507        $31,928       $ 58,379       $ 57,511
                                 -------       --------       --------       --------
                                 -------       --------       --------       --------
Earnings per common share        $  0.39        $  0.41       $   0.73       $   0.73
                                 -------       --------       --------       --------
                                 -------       --------       --------       --------

                                       26